UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) July 17, 2008 (July 17, 2008)
NABORS INDUSTRIES LTD.
(Exact name of registrant as specified in its charter)

Bermuda	000-49887	980363970
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Mintflower Place
8 Par-La-Ville Road
Hamilton, HM08
Bermuda	N/A
(Address of principal executive offices)	(Zip Code)
(441) 292-1510
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure
In a press release issued on July 17, 2008, Nabors Industries Ltd. (the “Company”) announced that its subsidiary, Nabors Industries, Inc. (“NII”), has commenced an offering of an aggregate principal amount of up to approximately $750 million of its 6.15% Senior Notes due 2018 (the “Notes”). A copy of the press release is attached hereto as Exhibit 99.1, is incorporated herein by reference, and is hereby filed.
In an offering memorandum for the Notes, NII disclosed that:
1.	On July 7, 2008, NII redeemed the full $82.8 million aggregate principal amount at maturity of its zero coupon convertible senior debentures due 2021. The total redemption price of these debentures was $60.6 million, consisting of the original issue price of these debentures plus accrued original issue discount.

2.	In May 2008, the Financial Accounting Standards Board issued Staff Position APB No. 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement),” referred to as the FSP. The FSP requires that convertible debt instruments be accounted for with a liability component based on the fair value of a similar nonconvertible debt instrument and an equity component based on the excess of the initial proceeds from the convertible debt instrument over the liability component. Such excess represents a debt discount which is then amortized as additional non-cash interest expense over the convertible debt instrument’s expected life. The FSP will be effective for the Company’s fiscal years and interim periods beginning after December 15, 2008, and will be applied retrospectively to all convertible debt instruments within its scope that are outstanding for any period presented in the financial statements. The Company intends to adopt the FSP on January 1, 2009 on a retrospective basis and apply it to the Company’s applicable convertible debt instruments. The Company is currently evaluating the impact of the adoption of the FSP; however, the Company believes that once adopted in 2009, the retrospective application of the FSP will have a material effect in reducing reported net income and diluted earnings per share for the years ended December 31, 2007 and 2008, and is expected to have a material effect in future years.

Item 9.01	Financial Statements and Exhibits
99.1	Press release, dated July 17, 2008

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 17, 2008	Nabors Industries Ltd.
/s/ Mark Andrews
Mark Andrews
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Document Description
99.1	Press release, dated July 17, 2008

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